Exhibit 10.2

AGREEMENT RELATED TO MERGER AGREEMENT

THIS AGREEMENT RELATED TO MERGER AGREEMENT (“this Related Agreement”) is entered into effective as of January 30, 2004 by and among EPIQ Systems, Inc., a Missouri corporation (“Purchaser”), P-D Holding Corp., an Oregon corporation (the “Company”), the shareholders of the Company identified on the signature pages hereto (the “Party Shareholders”), and the Shareholders’ Representative (solely in its capacity as the Shareholders’ Representative).  The parties to this Related Agreement are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”  The Party Shareholders other than Jeffrey B. Baker and Edward J. Nimmo are sometimes referred to herein collectively as the “Investor Party Shareholders” and individually as an “Investor Party Shareholder.”

Concurrently with the execution hereof, the Company, Purchaser and P-D Merger Corp., an Oregon corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company, with the result that the Company will be the surviving corporation (the “Surviving Corporation”) in the merger and continue as a wholly-owned subsidiary of Purchaser.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.  A copy of the Merger Agreement is attached hereto as Exhibit A.

The Party Shareholders, who collectively hold 92.37% of the shares of the Company’s common stock outstanding as of the date hereof, have agreed to execute this Related Agreement in order to induce Purchaser and Merger Sub to enter into the Merger Agreement.  Each Party Shareholder is a “Company Shareholder” as such term is defined in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Section 5.3 (Post-Closing Adjustment) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of subsections (d) and (f) of Section 5.3 (Post-Closing Adjustment) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions (including, for the avoidance of doubt, the terms and conditions that limit the extent of the payment obligations of each Company Shareholder).

2.                                       Section 11.2 (Indemnification) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 11.2 (Indemnification) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions (including, for the avoidance of doubt, the terms and conditions that limit the extent of the indemnification obligations of each Company Shareholder).  For the avoidance of doubt and without limiting the provisions of the Merger Agreement (including the proviso in Section 11.1 thereof), the Parties acknowledge and agree that each representation or warranty in the Merger Agreement or this Related Agreement in respect of which indemnification may be sought under such Section 11.2 (Indemnification), and the indemnification with respect thereto, shall terminate at the applicable time provided for in Section 11.1 (Survival) of the Merger Agreement.

3.                                       Section 11.4 (Expenses) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 11.4 (Expenses) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger

Agreement and been a party thereto, subject to the terms and conditions of such provisions (including, for the avoidance of doubt, the terms and conditions that limit the extent of the payment obligations of each Company Shareholder).

4.                                       Section 11.5 (Further Assurances) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 11.5 (Further Assurances) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions.

5.                                       Section 11.6 (Certain Tax Matters) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 11.6 (Certain Tax Matters) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions (including, for the avoidance of doubt, the terms and conditions that limit the extent of the indemnification obligations of each Company Shareholder).

6.                                       Section 11.7 (Appointment of Shareholders’ Representative) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) hereby designates Endeavour Capital Fund III, L.P., a Delaware limited partnership (i.e., the Shareholders’ Representative) as his or its exclusive representative and agent to execute any and all instruments or other documents on behalf of the Company Shareholders, and to do any and all other acts or things on behalf of the Company Shareholders, which Shareholders’ Representative may deem necessary or advisable, or which may be required pursuant to the Merger Agreement, this Related Agreement, the Escrow Agreement or otherwise, in connection with the consummation of the transactions contemplated by the Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) hereby irrevocably appoints, and consents to the designation of Endeavour Capital Fund III, L.P., a Delaware limited partnership (i.e., the Shareholders’ Representative), its successor or its designee, to act as such Party Shareholder’s exclusive attorney-in-fact and agent, with full power of substitution, to act in his or its name, place and stead with respect to the matters identified in the Merger Agreement, this Related Agreement and the Escrow Agreement or arising hereunder or thereunder, including the power (i) to act for him or it with regard to matters pertaining to indemnification referred to in the Merger Agreement; (ii) to execute and deliver on his or its behalf all ancillary agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents the Shareholders’ Representative deems appropriate in connection with responding to, compromising or settling any claims made pursuant to the Merger Agreement, this Related Agreement or the Escrow Agreement; (iii) to give and receive all notices and communications to be given or received under the Merger Agreement, this Related Agreement or the Escrow Agreement and to receive service of process in connection with any claims under the Merger Agreement, this Related Agreement or the Escrow Agreement; and (iv) to take all other actions which under the Merger Agreement, this Related Agreement or the Escrow Agreement may be taken by Shareholders’ Representative and to do or refrain from doing any further act or deed on his or its behalf which the Shareholders’ Representative deems necessary or appropriate in its sole discretion relating to the subject matter of the Merger Agreement, this Related Agreement or the Escrow Agreement as fully and completely as he or it could do if personally present.  The death or incapacity of any Party Shareholder shall not terminate the agency and power granted to Shareholders’ Representative hereunder or under the Merger Agreement.

Nothing in the foregoing paragraph shall be deemed to limit or otherwise modify the provisions of Section 11.7 (Appointment of Shareholders’ Representative) of the Merger Agreement (including, for the avoidance of doubt, the provisions of Section 11.7(c) thereof) or the power or authority of the Shareholders’ Representative under the Merger Agreement, and each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 11.7 (Appointment of Shareholders’ Representative) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions.

7.                                       Section 12.10 (No Third Party Beneficiaries) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 12.10 (No Third Party Beneficiaries) of the Merger Agreement as a “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions.  For the avoidance of doubt and without limiting the foregoing, each Party Shareholder (for itself and not for any other Company Shareholder) agrees that the provisions of the Merger Agreement which are intended for the benefit of the Company Shareholders may only be enforced by the Shareholders’ Representative (on behalf of the Company Shareholders).

8.                                       Section 12.11 (Dispute Resolution) of Merger Agreement.  Each Party Shareholder (for itself and not for any other Company Shareholder) agrees to be bound by and comply with the provisions of Section 12.11 (Dispute Resolution) of the Merger Agreement as a “party” or “Company Shareholder” under such provisions to the same extent as if such Party Shareholder had been specifically identified as a “party” or “Company Shareholder” in the Merger Agreement and been a party thereto, subject to the terms and conditions of such provisions (including, for the avoidance of doubt, the terms and conditions that limit the extent of the payment obligations of each Company Shareholder under subsection (c) of Section 12.11 (Dispute Resolution) of the Merger Agreement).   The Parties acknowledge and agree that any Disputes (including Disputes concerning Sections 5.3 (Post-Closing Adjustment), 11.2 (Indemnification),  11.4 (Expenses), 11.5 (Further Assurances), 11.6 (Certain Tax Matters), 11.7 (Appointment of Shareholders’ Representative), 12.10 (No Third Party Beneficiaries) and 12.11 (Dispute Resolution) of the Merger Agreement and Disputes concerning the provisions of this Related Agreement, including this Section 8) shall be addressed as provided for in Section 12.11 (Dispute Resolution) of the Merger Agreement.

9.                                       Books and Records with Respect to Tax Matters.  Each Party Shareholder (for itself and not for any other Party Shareholder and only to the extent that such Party Shareholder has in its possession immediately after the Closing any books and records with respect to Tax matters pertinent to the Surviving Corporation) agrees, and the Surviving Corporation agrees, (A) to retain all books and records with respect to Tax matters pertinent to the Surviving Corporation relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Party Shareholders or the Surviving Corporation, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any of the other Parties so requests, the Party Shareholders or the Surviving Corporation, as the case may be, shall allow the other Party to take possession of such books and records.

10.                                 Confidentiality.  Each Investor Party Shareholder (for itself and not for any other Investor Party Shareholder) agrees not to disclose or use at any time any Confidential Information (as defined below).  Each Investor Party Shareholder (for itself and not for any other Investor Party Shareholder) agrees to take all commercially reasonable steps to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  In the event any Investor Party Shareholder is required by law to disclose any Confidential Information, such Investor Party Shareholder (for itself and not for any other Investor Party Shareholder) agrees that it shall promptly notify Purchaser in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and such Investor Party Shareholder (for itself and not for any other Investor Party Shareholder) agrees that it shall cooperate with Purchaser to preserve the confidentiality of such information consistent with applicable law.  For purposes of this Related Agreement, “Confidential Information” means all information of a confidential and proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, services or research or development of the Company or its Subsidiaries or their respective suppliers, distributors, customers, referral sources, independent contractors or other business relations.

11.                                 Representations and Warranties.  Each Party Shareholder (for itself and not for any other Company Shareholder) represents and warrants that:

(a)                                  it or he is the record and beneficial owner of the shares of the Company Common stock and the shares of the Series A Preferred Stock set forth opposite his or its name on the Capitalization Schedule attached to the Merger Agreement, free and clear of all Liens, voting agreements, proxies, pledges, transfer restrictions and other arrangements of any kind;

(b)                                 if such Party Shareholder is an Investor Party Shareholder, the execution, delivery and performance of this Related Agreement have been duly authorized by such Investor Party Shareholder, and no other corporate, partnership, limited liability company or other similar act or proceeding, as applicable, on the part of such Investor Party Shareholder is necessary to authorize the execution, delivery or performance of this Related Agreement or the consummation of the transactions contemplated hereby;

(c)                                  this Related Agreement has been duly executed and delivered by such Party Shareholder and constitutes a valid and binding obligation of such Party Shareholder, enforceable against such Party Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies or creditors generally; and

(d)                                 the execution and delivery by such Party Shareholder of this Related Agreement and the fulfillment of, and compliance with, the respective terms hereof by such Party Shareholder do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, such Party Shareholder’s certificate of formation, operating agreement, partnership agreement, certificate or articles of incorporation or bylaws or other organizational or constituent documents of such Party Shareholder, as applicable, or any law, statute, rule or regulation to which such Party Shareholder is subject, or any agreement, instrument, license, permit, order, judgment or decree to which such Party Shareholder is a party or by which it or he is bound.

12.                                 Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Related Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by telecopy (with hard copy to follow), (ii) one business day after being sent by reputable overnight express courier (charges prepaid), or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless a Party gives to the other Parties written notification of another address, notices, demands and other communications shall be sent to the Party to be notified at the address indicated for such Party on the signature pages hereto.  The Parties acknowledge and agree that the provisions of Section 12.2 (Notices) of the Merger Agreement, and not the foregoing provisions of this Section 12, shall apply to all notices, demands and other communications to be given or delivered under or by reason of the provisions of the Merger Agreement, including the provisions of Sections 5.3 (Post-Closing Adjustment), 11.2 (Indemnification), 11.4 (Expenses), 11.5 (Further Assurances), 11.6 (Certain Tax Matters), 12.10 (No Third Party Beneficiaries) and 12.11 (Dispute Resolution) of the Merger Agreement.

13.                                 No Third-Party Beneficiaries.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties and their respective permitted successors and assigns any rights or remedies under or by reason of this Related Agreement.  The provisions of this Agreement which are intended for the benefit of the Party Shareholders may only be enforced by the Shareholders’ Representative (on behalf of the Party Shareholders).

14.                                 Assignment.  Except as otherwise provided in this Section 14, this Related Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party without the prior written consent of the other Parties.  Notwithstanding anything to the contrary in the immediately preceding sentence, each of Purchaser and the Surviving Corporation may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates without the consent of any of the other Parties.  In addition, each of Purchaser and the Surviving Corporation may assign its rights and obligations pursuant to this Related Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of Parent’s, the Surviving Corporation’s or any of their respective Subsidiaries’ or their respective businesses in any form of transaction without the consent of any of the other Parties.  Each of Purchaser, the Surviving Corporation and their Subsidiaries may assign any or all of its rights pursuant to this Related Agreement to any of their lenders as collateral security.

15.                                 Severability.  Whenever possible, each provision of this Related Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Related Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Related Agreement.

16.                                 Interpretation.

(a)                                  The headings and captions used in this Related Agreement are for convenience of reference only and do not constitute a part of this Related Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Related Agreement and all provisions of this Related Agreement shall be enforced and construed as if no caption or heading had been used herein or therein.  Each defined term used in this Related Agreement shall have a comparable meaning when used in its plural or singular form.  The use of the word “including” herein shall mean “including without limitation.”  The Parties have participated jointly in the negotiation and drafting of this Related Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Related Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Related Agreement.  Unless the context otherwise requires, reference to an agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated from time to time, and to all exhibits and/or schedules thereto.

(b)                                 For the avoidance of doubt, each Party Shareholder (for itself and not for any other Company Shareholder) agrees that such Party Shareholder is not executing this Related Agreement in the capacity of a surety or a guarantor of any obligation(s) of a Company Shareholder under the Merger Agreement, but rather is executing this Related Agreement as a primary obligor of all such obligations of such Company Shareholder under the Merger Agreement (subject to, for the avoidance of doubt, the terms and conditions of the Merger Agreement that limit the obligations of each Company Shareholder, including the terms and conditions of Section 11.2 (Indemnification) of the Merger Agreement that provide that a Company Shareholder’s indemnification obligations shall be in proportion to such Company Shareholder’s Pro Rata Share), to the same extent as if such Party Shareholder had been specifically identified as a “Company Shareholder” in the Merger Agreement and been a party thereto.

17.                                 Governing Law.  Except as provided in Section 12.11 (Dispute Resolution) of the Merger Agreement (which Section governs Disputes with respect to the Related Agreement, as well as with respect to the Merger Agreement), all questions concerning the construction, validity, enforcement and interpretation of this Related Agreement shall be governed by the internal law of the State of Oregon, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Oregon or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Oregon.

18.                                 Counterparts.  This Related Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.

19.                                 Complete Agreement.  This Related Agreement, the Merger Agreement (including all of the Schedules and Exhibits attached thereto), the Escrow Agreement and the Employment Agreements (including Section 7  of the Employment Agreements) contain the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

20.                                 Amendment and Waiver.  This Related Agreement may be amended, and any provision of this Related Agreement may be waived; provided that any such amendment or waiver will be binding on (x) the Party Shareholders only if such amendment or waiver is set forth in a writing executed by the Shareholders’ Representative, and (y) Purchaser or the Surviving Corporation only if such amendment or waiver is set forth in a writing executed by Purchaser or the Surviving Corporation, as the case may be.  No course of dealing between or among any Persons having any interest in this Related Agreement will be deemed effective to modify, amend or discharge any part of this Related Agreement or any rights or obligations of any Person under or by reason of this Related Agreement.  No waiver of any of the provisions of this Related Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  The Parties acknowledge and agree that the provisions of Section 12.1 (Amendment and Waiver) of the Merger Agreement, and not the foregoing provisions of this Section 20, shall apply to any amendments to the Merger Agreement and any waivers of any provisions of the Merger Agreement, including any amendments to or waivers of the provisions of Sections 5.3 (Post-Closing Adjustment), 11.2 (Indemnification),  11.4 (Expenses), 11.5 (Further Assurances), 11.6 (Certain Tax Matters), 11.7 (Appointment of Shareholders’ Representative), 12.10 (No Third Party Beneficiaries) and 12.11 (Dispute Resolution) of the Merger Agreement.

IN WITNESS WHEREOF, the Parties have executed this Related Agreement, effective as of the date first written above.

EPIQ SYSTEMS, INC.

By:	/s/ Christopher E. Olofson
Its:	President and Chief Operating Officer

Address:

501 Kansas Avenue
Kansas City, KS 66105-1309

P-D HOLDING CORP.

By:	/s/ Jeffrey B. Baker
Its:	Chief Executive Officer and Secretary

Address:

10300 SW Allen Boulevard
Portland, OR 97005

ENDEAVOUR ASSOCIATES FUND III, L.P., a Delaware limited partnership

By:	Endeavour Capital, LLC
Its:	General Partner

	By:	/s/ John von Schlegell
	Its:	Member

Address:

920 SW Sixth Ave., Ste. 1400
Portland, OR 97204
Attention:

ENDEAVOUR CAPITAL FUND III, L.P., a Delaware limited partnership

By:	Endeavour Capital, LLC
Its:	General Partner

	By:	/s/ John von Schlegell
	Its:	Member

Address:

920 SW Sixth Ave., Ste. 1400
Portland, OR 97204
Attention: Leland M. Jones

SHAWMUT EQUITY PARTNERS, L.P., a Delaware limited partnership

By:	Shawmut Capital Partners, L.L.C.
Its:	General Partner

	By:	/s/ Daniel K. Doyle
Daniel K. Doyle, Managing Director

Address:

75 Federal Street, 18th Floor
Boston, MA 02110
Attention: Daniel K. Doyle

/s/ Jeffrey B. Baker
Jeffrey B. Baker

Address:

402 Ashdown Circle
West Linn, OR 97068

/s/ Edward J. Nimmo
Edward J. Nimmo

Address:

8805 SW Woodside Drive
Portland, OR 97225

ENDEAVOUR CAPITAL FUND III, L.P., a Delaware limited partnership, in its capacity as Shareholders’ Representative

By:	Endeavour Capital, LLC
Its:	General Partner

	By:	/s/ John von Schlegell
	Its:	Member